UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 4, 2014

Modern Holdings Incorporated

(Exact name of Registrant as Specified in Charter)

Delaware	333-193822	33-3799783

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

89 Summit Avenue, Summit, New Jersey	07901

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 491-3600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 4, 2014, Modern Holdings Incorporated, a Delaware corporation (the “Company”), and MHI Investments AB, a Swedish corporation and wholly-owned subsidiary of the Company (“MHIINVAB”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Enghouse Interactive AB, a Swedish corporation (the “Buyer”). Pursuant to the Purchase Agreement, the Company and MHIINVAB sold 100% of their holdings in Basset AB located in Sundbyberg, Sweden.

Under the purchase agreement, the purchase price is SEK 61,500,000 (approximately U.S.$9,000,000), subject to approximately SEK 14,700,000 (approximately U.S.$2,150,000) in holdbacks for a period of twelve months and certain reductions for certain assets and liabilities.

The Purchase Agreement contains various representations, warranties, covenants, indemnification obligations and other provisions customary for a transaction of this nature.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of that document, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 above is incorporated into this Item 2.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2014

MODERN HOLDINGS INCORPORATED
By:	/s/ Henry L. Guy
Henry L. Guy President and Chief Executive Officer